Exhibit 10.6

EXECUTION COPY

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (“Agreement”) is being executed and delivered as of July 8, 2015, by each of Alison Fogel and David Fogel, a married couple residing in the State of Maine (each, a “Seller” and together, the “Sellers”), in favor of and for the benefit of Staffing 360 Solutions, Inc., a Nevada corporation (“Buyer”), Lighthouse Placement Services, LLC, a Massachusetts limited liability company (the “Company”), and each of Buyer’s and the Company’s present and future Affiliates, successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Equity Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Sellers, the Company and Buyer, Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers all of the issued and outstanding equity interests of the Company in accordance with the terms and conditions set forth therein (the “Acquisition”), and after the consummation of Acquisition, the Company will be a wholly-owned subsidiary of Buyer;

WHEREAS, in connection with, and as a condition to the consummation of, the Acquisition, and to enable Buyer to secure more fully the benefits of such Acquisition, including the protection and maintenance of the Company’s goodwill and confidential information, Buyer has required that Sellers enter into this Agreement;

WHEREAS, Sellers are entering into this Agreement in order to induce Buyer to consummate the transactions contemplated by the Purchase Agreement, pursuant to which Sellers will receive a material benefit; and

WHEREAS, as a member, manager, officer and employee of the Company, each Seller has contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

NOW, THEREFORE, in order to induce Buyer to consummate the Acquisition, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Seller hereby agrees as follows:

1.            Restriction on Competition.

(a)          Restriction. Each Seller agrees that during the Restricted Period, such Seller will not, without the prior written consent of Buyer (which may be withheld in its sole discretion), anywhere within the Territory, directly or indirectly own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, employee, agent, consultant, advisor or representative of, a business that provides Competing Services (as defined below) (a “Competitor”); provided, however, that (i) such Seller may own, as a passive investment, equity interests of any Competitor if (A) such equity interests are listed on a national securities exchange or traded on a national market system in the United States, (B) such Seller, together with any of such Seller’s Affiliates and immediate family members, owns beneficially (directly or indirectly) less than one percent (1%) of the total issued and outstanding equity interests of such entity, and (C) neither such Seller nor any of such Seller’s Affiliates or immediate family members is otherwise associated directly or indirectly with such Competitor or any of such Competitor’s Affiliates and (ii) the provisions of this Agreement shall not restrict such Seller from being employed directly by the United States federal government or any state government entity. For purposes of this Agreement: (i) the “Restricted Period” means the period from the Closing until the later of (A) the third (3rd) anniversary of the Closing Date or (B) the two (2) year anniversary of the date on which the applicable Seller is no longer an employee, consultant or independent contractor of the Covered Parties (a “Seller Separation”); (ii) “Territory” means the Commonwealth of Massachusetts and any other markets in which the Company (or its Subsidiaries) provides Competing Services as of the Closing Date or is providing Competing Services as of the date of the applicable Seller Separation or provided Competing Services during the twelve (12) month period prior thereto; and (iii) “Competing Services” means selling or providing any products or services that are competitive with the products or services that are sold or provided or are actively contemplated to be sold or provided (and for which the Company or its Subsidiaries have made substantial efforts or expended substantial resources prior to such date) by the Company or its Subsidiaries as of the Closing Date or between the Closing Date and the date of the applicable Seller Separation, including the provision of engineering and technology staffing services.

(b)          Acknowledgment. Each Seller acknowledges and agrees that (i) such Seller possesses knowledge of confidential information of the Company, (ii) because of such Seller’s education, experience and capabilities, the provisions of this Agreement will not prevent such Seller from earning a livelihood, (iii) such Seller’s execution of this Agreement is a material inducement to Buyer to enter into the Purchase Agreement and to realize the Company’s goodwill, and consummate the transactions contemplated thereby, for which such Seller will receive a substantial financial benefit, and that Buyer would not have entered into the Purchase Agreement or consummated the transactions contemplated thereby but for such Seller’s agreements set forth in this Agreement; (iv) it would impair the goodwill of the Company and reduce the value of the assets of the Company and cause serious and irreparable injury if any Seller were to use such Seller’s ability and knowledge in competition with a Covered Party, and/or to otherwise breach such Seller’s obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Company’s products and services, (v) such Seller has no intention of providing Competing Services in the Territory with any Covered Party during the Restricted Period, (vi) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon such Seller to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vii) the Company conducts business in the Territory and competes with other businesses that are or could be located in any part of the Territory, and prior to the closing of the transactions contemplated in the Purchase Agreement, the Company (and Sellers on behalf of the Company) did business in and marketed its products and services throughout the Territory, (viii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (ix) the consideration provided by the Company under this Agreement and the Purchase Agreement is not illusory, and (x) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company.

(c)          Employment Agreement Provisions. The parties hereby acknowledge the terms and conditions of Section 4(h)(ii) of each Employment Agreement, dated as of the date of this Agreement (each, as they may be amended in accordance with the terms thereof, an “Employment Agreement”), by and between the Company and each Seller, pursuant to which the provisions of this Section 1 (but, for the avoidance of doubt, not Section 2 or any other Section of this Agreement) shall cease and be of no further force and effect with respect to a Seller (but not the other Seller) upon the circumstances set forth in such Section 4(h)(ii), and the terms and conditions of Section 4(h)(ii) (together with the lead-in language of Section 4(h) and related definitions) of each Employment Agreement are hereby incorporated herein by reference.

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2.            No Solicitation; No Disparagement.

(a)          No Solicitation of Employees and Consultants. Each Seller agrees that, during the Restricted Period, such Seller will not, either on his or her own behalf or on behalf of any other Person (other than a Covered Party in the performance of such Seller’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Party Personnel (as defined below); (ii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Party Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Party Personnel and any Covered Party. For purposes of this Agreement, “Covered Party Personnel” means any Person who (A) was an employee, consultant or independent contractor of the Company or any of its Subsidiaries as of or within the one (1) year period preceding the Closing or (B) was within one (1) year preceding the applicable Seller Separation, an employee, consultant or independent contractor the Company or any of its Subsidiaries (or any other Covered Party if such Seller received confidential information regarding or had active contact with such employee, consultant or independent contractor); provided, however, no Seller will be deemed to have violated this Section 2(a) if any Covered Party Personnel voluntarily and independently solicits an offer of employment from such Seller (or other Person whom such Seller is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of such Seller (or such other Person whom such Seller is acting on behalf of) that is not targeted at such Covered Party Personnel or Covered Party Personnel generally, so long as such Covered Party Personnel is not hired.

(b)          Non-Solicitation of Customers and Suppliers. Each Seller agrees that, during the Restricted Period, such Seller will not, individually or on behalf of any other Person (other than a Covered Party in the performance of such Seller’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are competitive with the products or services that are sold or provided by a Covered Party; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with the products and services of any Covered Party. For purposes of this Agreement, “Covered Customer” means any Person who (A) was an actual customer or client (or prospective customer or client with whom the Company actively marketed or made a proposal within the prior twelve (12) month period) of the Company as of or within the one (1) year period preceding the Closing or (B) within one (1) year preceding the applicable Seller Separation, was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made a proposal within the prior twelve (12) month period with respect to which such Seller was involved or received confidential information) of the Company or any of its Subsidiaries (or any other Covered Party if such Seller received confidential information regarding or had active contact with such customer or client). In the case of a government agency, “client or customer” includes the source selection officials or program office for any applicable contract or program and all offices and personnel that report to or support such source selection officials or program office, and each successor thereto (whether by reorganization or otherwise).

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(c)          Non-Disparagement.

(i)          Each Seller agrees that such Seller will not directly or indirectly make or publish (including through electronic mail distribution or online social media) any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c)(i) shall not restrict any Seller or its Representative from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by either Seller or any other Seller Indemnified Party against any Covered Party under the Purchase Agreement or any other Ancillary Document that is asserted in good faith.

(ii)         Each of Buyer and the Company agrees that it will not directly or indirectly make or publish (including through electronic mail distribution or online social media) any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of either Seller. Notwithstanding the foregoing, the provisions of this Section 2(c)(ii) shall not restrict any of Buyer or the Company or their respective Representatives from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by Buyer, the Company or any other Buyer Indemnified Party against a Seller under the Purchase Agreement or any other Ancillary Document that is asserted in good faith.

3.            Confidentiality. Each Seller will keep confidential and will not (except in the performance of such Sellers’ duties on behalf of the Covered Parties) directly or indirectly, use, disclose, reveal, publish, transfer or provide access to any and all Covered Party Information. As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware and software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, strategic planning, and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (i)(A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence; or (ii) not generally known to the public by reason other than breach of this Agreement or any other confidentiality agreement or obligation or other misconduct. The obligations set forth in this Section 3 will not apply to any Covered Party Information where any Seller can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no fault of, or other wrongdoing by, such Seller or any of its Representatives; (iii) is already in the possession of such Seller at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation, and through no fault of such Seller or any of its Representatives; (iv) the applicable Covered Party agrees in writing may be disclosed; or (v) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) such Seller cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, such Seller and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4.            Notification to Subsequent Employer. Each Seller agrees that, during the Restricted Period, any Covered Party may notify any Person employing or otherwise retaining the services of such Seller or evidencing an intention of employing or retaining the services of such Seller of the existence and provisions of this Agreement.

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5.            Representations and Warranties. Each Seller hereby represents and warrants, to and for the benefit of the Covered Parties, that: (a) such Seller has full power and capacity to execute and deliver, and to perform all of such Seller’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of such Seller’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which such Seller is bound. By entering into this Agreement, each Seller certifies and acknowledges that such Seller has carefully read all of the provisions of this Agreement, and that such Seller voluntarily and knowingly enters into this Agreement.

6.            Remedies. The covenants and undertakings of Sellers contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Each Seller agrees that, in the event of any breach or threatened breach by such Seller of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Purchase Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which each Seller expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. Each Seller hereby consents to the award of any of the above remedies in connection with any such breach or threatened breach. Each Seller hereby acknowledges and agrees that in the event of any breach of this Agreement, the portion of the consideration delivered to such Seller under the Purchase Agreement which is allocated to this Agreement (or any other non-competition agreement with such Seller) shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

7.            Survival of Obligations. The expiration of the Restricted Period will not relieve any Seller of any obligation or liability arising from any breach by such Seller of this Agreement during the Restricted Period. Each Seller further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which such Seller is in violation of any provision of such Sections.

8.            Miscellaneous.

(a)          Notices. All notices, requests, demands and other communications pertaining to this Agreement or otherwise required or permitted hereunder (“Notices”) will be in writing addressed as follows:

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If to any Covered Party, to:

Staffing 360 Solutions, Inc.
641 Lexington Avenue, Suite 1526
New York, NY 10022
Attention: Matthew Briand
Telephone No.: (203) 268-8624 (ext. 5600)
Email: matt@staffing360solutions.com

with a copy (that will not constitute notice) to:

Ellenoff, Grossman & Schole, LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attention: Barry Grossman, Esq.
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

If to either Seller, to: Alison Fogel +++++++++ +++++++++ +++++++++++++++ +++++++++++++++

with a copy (that will not constitute notice) to:

Riemer & Braunstein LLP
Seven Times Square, Suite 2506
New York, New York 10036
Attn: Ronald N. Braunstein, Esq.
Telephone No: (212) 789-3131
Email: rbraunstein@riemerlaw.com

Notices will be deemed given (i) on the first Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery, (ii) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or (iii) when delivered in person or by electronic mail (with affirmative confirmation of receipt). Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

(b)          Integration and Non-Exclusivity. This Agreement, the Purchase Agreement and the other Ancillary Documents contain the entire agreement between Sellers and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of each Seller, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) conferred by contract, including the Purchase Agreement and any other written agreement between Sellers and any of the Covered Parties. Nothing in the Purchase Agreement will limit any of the obligations, liabilities, rights or remedies of Sellers or the Covered Parties under this Agreement, nor will any breach of the Purchase Agreement or any other agreement between Sellers and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between Sellers and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control.

(c)          Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Sellers and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Each Seller will, at Buyer’s request, join Buyer in requesting that such court take such action.

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(d)          Amendment; Waiver. This Agreement may not be amended or changed in any respect, except by a written agreement executed by Sellers and Buyer (or Buyer’s successor or assign). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)          Governing Law; Jurisdiction; Venue. This Agreement will be construed, enforced and governed by the laws of the State of New York without regard to its conflicts of law provisions. Each Seller agrees that any legal action or other legal proceeding arising out of or relating to this Agreement may be brought in any state or federal located in New York, NY (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each Seller: (a) irrevocably submits to the jurisdiction and venue of any Specified Court, (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such Seller’s address set forth in Section 8(a) shall be effective service of process for any Action with respect to any matters to which such Seller has submitted to jurisdiction in this Section 8(e), and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that such Seller is not subject personally to the jurisdiction of any Specified Court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by any Specified Court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action.

(f)          WAIVER OF JURY TRIAL. EACH SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

(g)          Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon each Seller and each Seller’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which purchases a majority of or all of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of Sellers. Each Seller agrees that the obligations of such Seller under this Agreement are personal and will not be assigned by such Seller. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered “parties” for purposes of this Section 8.

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(h)          Attorneys’ Fees. In the event of any dispute between a Covered Party, on the one hand, and a Seller on the other hand, the non-prevailing party to any claim that is finally determined under this Agreement will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the other party. For purposes of this Section 8(h), in any claim hereunder in which the requirement to make a payment or the amount thereof is primarily at issue (and not a claim for specific performance or other injunctive relief), in the event that the final determination of the court does not specifically award costs and expenses based on this Section 8(h), the party seeking such payment will be deemed to be the non-prevailing party unless the applicable court of competent jurisdiction awards such party more than one-half (1/2) of the amount in dispute, in which case, the party against whom payment is sought shall be deemed to be the non-prevailing party.

(i)          Construction. Each Seller acknowledges that such Seller has been represented by counsel, or had the opportunity to be represented by counsel of such Seller’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(j)          Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument. Further, this Agreement may be executed by transfer of an originally signed document by facsimile or e-mail in PDF format, each of which will be as fully binding as an original document.

{Remainder Of Page Intentionally Left Blank; Signature Page Follows}

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IN WITNESS WHEREOF, each undersigned Seller has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

SELLERS:

/s/ Alison Fogel
Alison Fogel

/s/ David Fogel
David Fogel

Acknowledged and accepted as of the date first written above:

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Matthew Briand
Name: Matthew Briand
Title: Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, LLC

By:	Staffing 360 Solutions, Inc.,
its Managing Member

	By:	/s/ Matthew Briand
Name: Matthew Briand
Title: Chief Executive Officer

[Signature Page to Non-Competition Agreement]